Exhibit 10.2

HANGER ORTHOPEDIC GROUP, INC.

Executive Non-Qualified Stock Option Agreement

        THIS AGREEMENT is made as of ____________, by and between HANGER ORTHOPEDIC GROUP, INC., a Delaware corporation (the "Company"), and _____________________ (the "Optionee").

        WHEREAS, the Company desires to grant to Optionee a non-qualified stock option under the Company’s 2002 Stock Option Plan to purchase _________ shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in consideration for the Optionee’s service to the Company.

        NOW, THEREFORE, the parties hereto, intending to be legally bound, do agree as follows:

    1.        Grant of Option. Subject to the terms and conditions of this Agreement, the Company hereby grants to Optionee the right and option to purchase from the Company all or part of an aggregate of _________ shares of Common Stock. This option is not intended to constitute an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

    2.        Option Price and Time of Exercise. The per-share purchase price at which the shares subject to option hereunder may be purchased by Optionee pursuant to his exercise of this option shall be $_______, which price equals the closing sale price per share of the Common Stock on the New York Stock Exchange on _____________, the date prior to the grant date of this option. The Optionee’s right to exercise this option shall vest as to 25% of the shares of Common Stock underlying the option at the end of each of the first four years following the grant date. The right to exercise the option shall be cumulative to the extent not theretofore exercised. The right to exercise the option shall in all events expire, except as provided in Paragraph 5 below, after the day preceding the tenth anniversary hereof (the “Grant Expiration Date”).

    3.        Method of Exercise and Payment for Shares. This option shall be exercised by written notice directed to the Company or its designated representative at its principal office, specifying the number of shares to be acquired upon such exercise and indicating whether the exercise is being paid for: (i) in cash; (ii) in shares of Common Stock already owned by the Optionee and valued at their fair market value on the date of exercise of the option; or (iii) by a combination of (i) and/or (ii) above. The grant price shall be delivered to the Company together with such written notice of exercise by the Optionee.

    4.        Non-transferability. This option is not transferable by Optionee except as otherwise provided in Paragraph 5 below, and during Optionee’s lifetime is exercisable only by him.

    5.           Exercise After Death or Termination of Service to the Company. In the event Optionee dies before the expiration of this option, Optionee’s estate, or the person or persons to whom his rights under this option shall pass by will or the laws of descent and distribution, may exercise this option, to the extent exercisable at the date of death, at any time within twelve (12) months following Optionee’s death (but in any event before the Grant Expiration Date). In the event Optionee ceases to be employed by the Company or a subsidiary of the Company by reason of termination of employment, or by death or permanent and total disability, other than for cause (as defined by his Employment Agreement with the Company) or the voluntary termination of employment by Optionee, before the Grant Expiration Date, the shares of Common Stock underlying this option, to the extent not previously exercised, shall become fully vested and exercisable, with this option thereafter being exercisable at any time within twelve (12) months immediately following the date of such termination of employment (but in any event before the Grant Expiration Date). If Optionee’s employment is otherwise terminated for cause (as defined by his Employment Agreement with the Company) or the voluntary termination of employment by Optionee, this option shall terminate on the date of such termination of employment.

    6.        Adjustments.

    (a)              Adjustments by Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock, or change in any way the rights and privileges of such shares, by means of the payment of a Common Stock dividend or the making of any other distribution upon such shares payable in Common Stock, or through a Common Stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Common Stock, then the numbers, rights and privileges of the shares of Common Stock underlying the option granted hereunder shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

    (b)              Apportionment of Price. Upon any occurrence described in the preceding subsection (a) of this Section 6, the total option price hereunder shall remain unchanged but shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other property subject to this option.

    (c)              Rights to Subscribe. If the Company shall at any time grant to the holders of its Common Stock rights to subscribe prorata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be added to the number of shares underlying this option the Common Stock or other securities which the Optionee would have been entitled to subscribe for if immediately prior to such grant the Optionee had exercised his entire option, and the option price shall be increased by the amount which would have been payable by the Optionee for such Common Stock or other securities.

    (d)              Determination by the Company. Adjustments under this Section 6 shall be made by the Company, whose determinations with regard thereto shall be final and binding. No fractional shares of Common Stock shall be issued on account of any such adjustment.

    7.        Merger, Consolidation, Acceleration of Option Vesting.

    (a)        Effect of Transaction. Upon the occurrence of any of the following events, if the notice required by Section 7(b) hereof shall have first been given, the option granted hereunder shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Company: (i) the dissolution or liquidation of the Company; (ii) the appointment of a receiver for all or substantially all of the Company’s assets or business; (iii) the appointment of a trustee for the Company after a petition has been filed for the Company’s reorganization under applicable statutes; or (iv) the sale, lease or exchange of all or substantially all of the Company’s assets and business.

    (b)        Notice of Such Occurrences. At least 30 days’ prior written notice of any event described in Section 7(a) hereof, except the transactions described in subsections 7(a)(ii) and (iii) as to which no notice shall be required, shall be given by the Company to the Optionee. If the Optionee is so notified, he may exercise all or a portion of the entire then vested (as of the date of such notice but without any acceleration) but previously unexercised portion of this option at any time before the occurrence of the event requiring the giving of notice, regardless of whether all conditions of exercise relating to continuation of employment for specified periods of time have been satisfied. Such notice shall be deemed to have been given when delivered personally to the Optionee or when mailed to the Optionee by registered or certified mail, postage prepaid, at the Optionee’s last address known to the Company.

    (c)        Acceleration of Option Vesting. Notwithstanding anything contained in this Agreement to the contrary, all shares of Common Stock underlying this option shall become fully vested in the event of the termination of employment of the Optionee due to his death, permanent and total disability or termination of employment without cause or in the event of a Change in Control, each as defined in his Employment Agreement with the Company.

    8.        Binding Effect, Entire Agreement. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the personal representatives of Optionee and the successors of the Company. This Agreement constitutes the entire agreement between the parties and cannot be altered, modified, or changed in any way unless made in writing and signed by the party against whom such alteration, modification, or change is asserted. This Agreement shall be governed by the laws of the State of Delaware.

        All of the terms and conditions of this Agreement are hereby confirmed, ratified, approved and accepted by the Company and by the Optionee, who has set his hand hereto by his electronic submission of this Agreement.

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